Exhibit 99.1

Internap Reports Fourth Quarter and Full-Year 2013 Financial Results

●	2013 revenue of $283.3 million, fourth quarter revenue of $74.1 million

●	2013 segment margin1 of 53.4%, fourth quarter segment margin of 54.5%

●	2013 adjusted EBITDA2 of $58.0 million, fourth quarter adjusted EBITDA of $15.7 million

●	2013 adjusted EBITDA margin2 of 20.5%, fourth quarter adjusted EBITDA margin of 21.1%

●	Completes acquisition of hosting and cloud provider iWeb

●	Launches new company-controlled data center in New York Metro market

ATLANTA, GA – (February 20, 2014) Internap Network Services Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the fourth quarter and full-year 2013.

“Fourth quarter of 2013 was an exciting and impactful quarter for the company as we accelerated our transformation to an industry leading Internet infrastructure services provider with the successful completion of the iWeb acquisition on November 26, 2013. The continued execution of our strategy is reflected in record revenue, segment profit, and adjusted EBITDA, both quarterly and full-year. Our high-performance, hybrid infrastructure, delivered across a global network of data centers provides a compelling basis for competitive differentiation to drive these financial results,” said Eric Cooney, President and Chief Executive Officer of Internap.  “As we look forward into 2014, we are encouraged by the opportunity for growth both from the iWeb combination and continued solid organic growth from our core colocation, hosting and cloud services.  We remain confident that the opportunity for long-term profitable growth and stockholder value creation is significant in the market for flexible, high-performance Internet infrastructure.”

Fourth Quarter and Full-Year 2013 Financial Summary

	Fourth Quarter			Full Year
	2013	2012	Growth	2013	2012	Growth
Revenues:
Data center services	$49,686	$43,716	14%	$185,147	$167,286	11%
IP services	24,401	26,032	-6%	98,195	106,306	-8%
Total Revenues	$74,087	$69,748	6%	$283,342	$273,592	4%

Operating Expenses	$79,942	$67,699	18%	$290,829	$269,828	8%

GAAP Net (Loss) Income	$(10,450)	$21	-49,862%	$(19,830)	$(4,318)	359%

Normalized Net (Loss) Income2	$(4,378)	$2,107	-308%	$(7,463)	$2,962	-352%

Segment Profit	$40,394	$36,163	12%	$151,330	$142,638	6%
Segment Profit Margin	54.5%	51.8%	270 BPS	53.4%	52.1%	130 BPS

Adjusted EBITDA	$15,651	$14,964	5%	$58,037	$51,854	12%
Adjusted EBITDA Margin	21.1%	21.5%	-40 BPS	20.5%	19.0%	150 BPS

1

Revenue

●
Revenue for the full-year 2013 was $283.3 million compared with $273.6 million in 2012. The increase in annual revenue was due to growth in our data center services segment, which includes $3.6 million of revenue attributable to the fourth quarter 2013 acquisition of iWeb. Revenue for the fourth quarter of 2013 was $74.1 million, an increase of 6% year-over-year and 6% compared with the third quarter of 2013. Quarterly revenue from data center services increased year-over-year and sequentially.  IP services revenue in the quarter decreased year-over-year and increased sequentially. We achieved our highest annual and quarterly revenue levels in the history of the company in 2013 and fourth quarter 2013.

●
Data center services revenue for the full-year 2013 increased 11% to $185.2 million. Fourth quarter data center services revenue was $49.7 million, up 14% compared with the fourth quarter of 2012 and 9% over the third quarter of 2013.  The year-over-year revenue increase was predominantly attributable to increased sales of colocation in company-controlled data centers, hosting and cloud services. The sequential increase was driven by organic growth in the data center services segment and the acquisition of iWeb, partially offset by decreased sales in our partner data centers.

●
IP services revenue for the full-year 2013 decreased 8% to $98.2 million. Fourth quarter IP services revenue was $24.4 million, a decrease of 6% compared with the fourth quarter of 2012 and an increase of 1% from the third quarter of 2013.  The year-over-year revenue decrease was driven by per unit declines in IP and the loss of legacy contracts at higher effective prices, partially offset by an increase in overall traffic. Sequentially, traffic growth and non-recurring revenue offset per unit price declines in IP.

Net Loss

●
GAAP net loss was $(19.8) million, or $(0.39) per share for the full-year 2013 compared with $(4.3) million, or $(0.09) per share in 2012.  GAAP net loss in the fourth quarter was $(10.4) million, or $(0.21) per share.

●
Normalized net loss was $(7.5) million, or $(0.15) per share for the full-year 2013. Normalized net income for the full-year 2012 was $3.0 million, or $0.06 per share. Normalized net loss in the fourth quarter was $(4.4) million, or $(0.09) per share.

Segment Profit and Adjusted EBITDA

●
Segment profit in 2013 was $151.3 million, an increase of 6% year-over-year. Segment profit in the fourth quarter increased 12% compared with the fourth quarter 2012 and 10% sequentially to $40.4 million. Annual segment margin was 53.4% in 2013, an increase of 130 basis points over 2012. Fourth quarter segment margin was 54.5%, an increase of 270 basis points year-over-year and 160 basis points compared with the third quarter of 2013. We achieved the highest annual and quarterly segment profit and segment margin levels in the history of the company in 2013 and fourth quarter 2013.

●
Annual data center services segment profit increased 21% to $92.6 million. Fourth quarter data center services segment profit increased 26% year-over-year and 15% sequentially to $25.6 million. Data center services segment profit margin was 50.0% in 2013 and 51.5% in the fourth quarter of 2013, representing year-over year increases of 420 basis points and 510 basis points, respectively. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services, benefited data center services segment profit compared with the full-year and fourth quarter of 2013. Sequentially, lower seasonal power costs, increased company-controlled colocation, hosting and cloud services revenue and the acquisition of iWeb drove data center services segment profit and margin higher.

●
IP services segment profit for the full-year 2013 decreased 11% to $58.7 million. Fourth quarter IP services segment profit was $14.8 million, a decrease of 7% compared with the fourth quarter of 2012 and an increase of 2% from the third quarter of 2013. IP services segment profit margin was 59.8% in 2013 and 60.7% in the fourth quarter of 2013, representing year-over year declines of 220 basis points and 30 basis points, respectively. Decreased IP services revenue more than offset lower costs, driving the year-over-year declines in IP services segment profit and margin. Sequentially, higher IP services revenue led to an increase in IP segment profit.

●
Full-year 2013 adjusted EBITDA increased 12% year-over-year to $58.0 million. Fourth quarter 2013 adjusted EBITDA increased 5% year-over-year and 10% sequentially to $15.7 million. Adjusted EBITDA margin was 20.5% in 2013 and 21.1% in the fourth quarter of 2013, representing a year-over-year increase of 150 basis points and a year-over-year decrease of 40 basis points, respectively. Sequentially, fourth quarter adjusted EBITDA margin increased 70 basis points. The year-over-year and sequential increases in adjusted EBITDA were attributable to increased segment profit in our data center services segment. The year-over-year decrease in adjusted EBITDA margin was driven by higher general and administrative expense, which outweighed the year-over-year increase in segment profit. Full-year 2013 and fourth quarter 2013 represent the highest annual and quarterly adjusted EBITDA levels in the history of the company.

2

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $35.0 million at December 31, 2013. Total debt was $345.9 million, net of discount, at the end of the quarter, including $55.3 million in capital lease obligations.

●
Cash generated from operations for the 12 and three months ended December 31, 2013 were $33.7 million and $7.1 million, respectively. Capital expenditures over the same periods were $63.6 million and $28.5 million, respectively.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 13,000 customers at December 31, 2013.

●	On November 26, 2013, we completed the acquisition of iWeb, a provider of hosting and cloud services, in an all cash transaction valued at approximately $145.0 million.

●
Concurrently with the acquisition of iWeb, we entered into a $350.0 million credit agreement and extinguished our previous credit facility.  The new credit agreement includes a term loan of $300.0 million and a revolving credit facility of $50.0 million.

●
In December, we opened a new company-controlled data center to expand capacity in the New York Metro market.  This facility will add 55,000 net sellable square feet at full deployment and features the latest in data center design elements to enable power configurations of up to 18kW per rack and concurrent maintainability for complete infrastructure redundancy. We designed this hybrid-enabled facility to seamlessly connect colocation, hosting, virtual and bare-metal cloud environments through a secure Layer 2 Virtual Local Area Network.

●
We announced the expansion of company-controlled data center capacity in Santa Clara, California. The facility will add an incremental 5,300 net sellable square feet which we expect to be operational in the first quarter of 2014.

●
We launched the beta availability of our next generation public cloud, AgileCLOUD. It is the first cloud platform that fully exposes both virtualized and bare-metal compute instances over a native OpenStack API and delivers significant performance, interoperability and flexibility benefits.

●	Internap received the 2013 Cloud Computing Excellence Award for our bare-metal cloud service.

1
Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA, adjusted EBITDA margin and normalized net (loss) income are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net (loss) income are contained in the tables entitled “Reconciliation of (Loss) Income from Operations to Adjusted EBITDA,” and “Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share” in the attachment.

Conference Call Information:

Internap’s fourth quarter 2013 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, February 20, 2014 at 8 p.m. ET through Wednesday, February 26, 2014 at 855-859-2056 using replay code 58844242. International callers can listen to the archived event at 404-537-3406 with the same code.

3

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to the drivers for competitive differentiation, our ability to drive continued growth and stockholder value creation and our expectations for timing of expansion of data center capacity. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Data center services	$49,686	$43,716	$185,147	$167,286
Internet protocol (IP) services	24,401	26,032	98,195	106,306
Total revenues	74,087	69,748	283,342	273,592

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	24,103	23,445	92,564	90,604
IP services	9,590	10,140	39,448	40,350
Direct costs of customer support	7,635	6,556	29,687	26,664
Direct costs of amortization of acquired technologies	1,324	1,179	4,967	4,718
Sales and marketing	8,191	7,369	31,800	31,343
General and administrative	14,780	8,750	42,759	38,635
Depreciation and amortization	14,105	9,685	48,181	36,147
Loss (gain) on disposal of property and equipment, net	5	(35)	9	(55)
Exit activities, restructuring and impairments	209	610	1,414	1,422
Total operating costs and expenses	79,942	67,699	290,829	269,828
(Loss) income from operations	(5,855)	2,049	(7,487)	3,764

Non-operating expenses:
Interest expense	4,022	2,232	11,346	7,566
Loss on extinguishment of debt	881	-	881	-
Other, net	(65)	(131)	614	283
Total non-operating expenses	4,838	2,101	12,841	7,849

Loss before income taxes and equity in (earnings) of equity-method investment	(10,693)	(52)	(20,328)	(4,085)
(Benefit) provision for income taxes	(187)	(50)	(285)	453
Equity in (earnings) of equity-method investment, net of taxes	(56)	(23)	(213)	(220)

Net (loss) income	$(10,450)	$21	$(19,830)	$(4,318)

Basic and diluted net (loss) income per share	$(0.21)	$0.00	$(0.39)	$(0.09)

Weighted average shares outstanding used in computing net (loss) income per share:
Basic	50,898	50,606	51,135	50,761
Diluted	50,898	51,227	51,135	50,761

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$35,018	$28,553
Accounts receivable, net of allowance for doubtful accounts of $1,995 and $1,809, respectively	23,927	19,035
Deferred tax asset	371	-
Prepaid expenses and other assets	22,533	13,438
Total current assets	81,849	61,026

Property and equipment, net	331,963	248,095
Investment in joint venture	2,602	3,000
Intangible assets, net	57,699	21,342
Goodwill	130,387	59,605
Deposits and other assets	7,999	5,735
Deferred tax asset	1,742	1,909
Total assets	$614,241	$400,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,774	$22,158
Accrued liabilities	13,549	11,386
Deferred revenues	6,729	2,991
Capital lease obligations	5,489	4,504
Term loan, less discount of $1,387 and $239, respectively	1,613	3,261
Exit activities and restructuring liability	2,286	2,508
Other current liabilities	2,493	169
Total current liabilities	61,933	46,977

Deferred revenues	3,804	2,669
Capital lease obligations	49,800	44,054
Revolving credit facility	-	30,501
Term loan, less discount of $8,006 and $388, respectively	288,994	61,612
Exit activities and restructuring liability	1,877	3,365
Deferred rent	14,617	15,026
Deferred tax liability	8,591	-
Other long-term liabilities	2,415	903
Total liabilities	432,031	205,107

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 54,023 and 53,459 shares outstanding, respectively	54	54
Additional paid-in capital	1,253,106	1,243,801
Treasury stock, at cost; 461 and 267 shares, respectively	(3,474)	(1,845)
Accumulated deficit	(1,066,020)	(1,046,190)
Accumulated items of other comprehensive loss	(1,456)	(215)
Total stockholders’ equity	182,210	195,605
Total liabilities and stockholders’ equity	$614,241	$400,712

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INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Net (loss) income	$(10,450)	$21	$(19,830)	$(4,318)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,430	10,864	53,148	40,865
Loss (gain) on disposal of property and equipment, net	1	(35)	9	(55)
Impairment of capitalized software	-	180	520	438
Stock-based compensation expense, net of capitalized amount	1,653	1,476	6,743	5,858
Equity in (earnings) of equity-method investment	(56)	(23)	(213)	(220)
Provision for doubtful accounts	784	99	1,861	932
Non-cash portion of loss on extinguishment of debt	841	-	841	-
Non-cash change in capital lease obligations	(22)	36	99	705
Non-cash change in accrued contingent consideration	-	(195)	-	124
Non-cash change in exit activities and restructuring liability	264	485	1,185	1,171
Non-cash change in deferred rent	(536)	(346)	(1,907)	(1,073)
Deferred taxes	(292)	(88)	(67)	204
Other, net	200	61	706	(199)
Changes in operating assets and liabilities:
Accounts receivable	(2,734)	1,868	(5,777)	(1,428)
Prepaid expenses, deposits and other assets	(220)	(374)	(218)	(671)
Accounts payable	6,107	(4,127)	3,992	413
Accrued and other liabilities	(4,039)	1,478	(5,062)	2,304
Deferred revenues	837	198	1,149	862
Exit activities and restructuring liability	(715)	(718)	(2,895)	(2,890)
Other liabilities	12	-	(601)	720
Net cash flows provided by operating activities	7,065	10,860	33,683	43,742

Cash Flows from Investing Activities:
Purchases of property and equipment	(28,208)	(10,333)	(62,798)	(74,947)
Additions to aquired technology	(325)	-	(801)	-
Payment of accrued contingent consideration	-	(4,750)	-	(4,750)
Acquisition, net of cash received	(144,487)	-	(144,487)	-
Net cash flows used in investing activities	(173,020)	(15,083)	(208,086)	(79,697)

Cash Flows from Financing Activities:
Proceeds from credit agreements	300,000	8,172	320,000	40,401
Principal payments on credit agreements	(113,375)	(875)	(116,000)	(3,250)
Payment of debt issuance costs	(12,415)	-	(12,415)	(543)
Deposit collateral on credit agreement	(6,461)	-	(6,461)	-
Payments on capital lease obligations	(1,180)	(1,007)	(4,655)	(3,303)
Proceeds from exercise of stock options	162	224	2,138	2,469
Tax withholdings related to net share settlements of restricted stock awards	(187)	(129)	(1,630)	(1,085)
Other, net	(43)	(28)	(167)	(118)
Net cash flows provided by financing activities	166,501	6,357	180,810	34,571
Effect of exchange rates on cash and cash equivalents	31	44	58	165
Net increase (decrease) in cash and cash equivalents	577	2,178	6,465	(1,219)
Cash and cash equivalents at beginning of period	34,441	26,375	28,553	29,772
Cash and cash equivalents at end of period	$35,018	$28,553	$35,018	$28,553

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is income from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is (loss) income from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net (loss) income is net (loss) income plus exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net (loss) income per share is normalized net (loss) income divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss income per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

9

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

10

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF (LOSS) INCOME FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of (loss) income from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
(Loss) income from operations (GAAP)	$(5,855)	$(1,354)	$2,049
Depreciation and amortization, including amortization of acquired technologies	15,429	13,537	10,864
Loss (gain) on disposal of property and equipment, net	5	4	(35)
Exit activities, restructuring and impairments	209	274	610
Stock-based compensation	1,653	1,709	1,476
Acquisition costs	4,210	-	-
Adjusted EBITDA (non-GAAP)	$15,651	$14,170	$14,964

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INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME AND
BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net (loss) income, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net (loss) income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Net (loss) income (GAAP)	$(10,450)	$(4,035)	$21
Exit activities, restructuring and impairments	209	274	610
Stock-based compensation	1,653	1,709	1,476
Acquisition costs	4,210	-	-
Normalized net (loss) income (non-GAAP)	(4,378)	(2,052)	2,107

Normalized net income allocable to participating securities (non-GAAP)	-	-	(45)
Normalized net (loss) income available to common stockholders (non-GAAP)	$(4,378)	$(2,052)	$2,062
Participating securities (GAAP)	1,049	1,008	1,109

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,898	50,882	50,606

Diluted (GAAP)	50,898	50,882	51,227

Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	(152)
Normalized diluted shares (non-GAAP)	50,898	50,882	51,075

(Loss) income per share (GAAP):
Basic and diluted	$(0.21)	$(0.08)	$-

Normalized net (loss) income per share (non-GAAP):
Basic and diluted	$(0.09)	$(0.04)	$0.04

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INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Revenues:
Data center services	$49,686	$45,488	$43,716
IP services	24,401	24,084	26,032
Total	74,087	69,572	69,748

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	24,103	23,171	23,445
IP services	9,590	9,624	10,140
Total	33,693	32,795	33,585

Segment Profit:
Data center services	25,583	22,317	20,271
IP services	14,811	14,460	15,892
Total	$40,394	$36,777	$36,163

Segment Margin:
Data center services	51.5%	49.1%	46.4%
IP services	60.7%	60.0%	61.0%
Total	54.5%	52.9%	51.8%

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